                                                               EXHIBIT 10.41


                          PROPERTY MANAGEMENT AGREEMENT

         THIS PROPERTY MANAGEMENT AGREEMENT (this "Agreement") is entered into as of March __, 2002 among Twenty-Four SAC Self-Storage Limited Partnership, a Nevada limited partnership, with its principal place of business at 715 South Country Club Drive, Mesa, AZ 85210 ("Owner"), and the property managers identified on Exhibit A attached hereto and incorporated herein by reference (each such property manager is respectively referred to herein as "U-Haul").

                                    RECITALS

         A. Owner owns the real property and self-storage related improvements thereon located at the street addresses identified on Exhibit A hereto (hereinafter, collectively the "Property").

         B. Owner intends that the Property be rented on a space-by-space retail basis to corporations, partnerships, individuals and/or other entities for use as self-storage facilities.

         C. Owner desires that U-Haul manage the Property and U-Haul desires to act as the property manager for the Property, all in accordance with the terms and conditions of this Agreement and as more specifically designated on Exhibit A hereto.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, Owner and U-Haul hereby agree as follows.

1. Employment.

         (a) Owner hereby retains U-Haul, and U-Haul agrees to act as manager of the Property upon the terms and conditions hereinafter set forth.

         (b) Owner acknowledges that U-Haul, and/or U-Haul affiliates, is in the business of managing self-storage facilities, both for its own account and for the account of others. It is hereby expressly agreed that notwithstanding this Agreement, U-Haul and such affiliates may continue to engage in such activities, may manage facilities other than those presently managed by U-Haul and its affiliates (whether or not such other facilities may be in direct or indirect competition with Owner) and may in the future engage in other business which may compete directly or indirectly with activities of Owner.

         (c) In the performance of their respective duties under this Agreement, each U-Haul property manager shall occupy the position of an independent contractor with respect to Owner. Nothing contained herein shall be construed as making the parties hereto (or any of them) partners or joint venturors, nor (except as expressly otherwise


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
provided for herein) construed as making U-Haul an agent or employee of Owner or of any other U-Haul property manager hereunder.

2. Duties and Authority of U-Haul.

         (a) GENERAL DUTIES AND AUTHORITY. Subject only to the restrictions and limitations provided in paragraphs (o) and (p) of this Section 2 and the right of Owner to terminate this Agreement as provided in Section 6 hereof, U-Haul shall have the sole and exclusive authority to fully manage the Property and supervise and direct the business and affairs associated or related to the daily operation thereof, and, to that end on behalf of Owner, to execute such documents and instruments as, in the sole judgment of U-Haul, are reasonably necessary or advisable under the circumstances in order to fulfill U-Haul's duties hereunder. Such duties and authority shall include, without limitation, those set forth below.

         (b) RENTING OF THE PROPERTY. U-Haul shall establish policies and procedures for the marketing activities for the Property, and may advertise the Property through such media as U-Haul deems advisable, including, without limitation, advertising with the Yellow Pages. U-Haul shall have the sole discretion, which discretion shall be exercised in good faith, to establish the terms and conditions of occupancy by the tenants of the Property, and U-Haul is hereby authorized to enter into rental agreements on behalf and for the account of Owner with such tenants and to collect rent from such tenants. U-Haul may jointly advertise the Property with other properties owned or managed by U-Haul, and in that event, U-Haul shall reasonably allocate the cost of such advertising among such properties.

         (c) REPAIR, MAINTENANCE AND IMPROVEMENTS. U-Haul shall make, execute, supervise and have control over the making and executing of all decisions concerning the acquisition of furniture, fixtures and supplies for the Property, and may purchase, lease or otherwise acquire the same on behalf of Owner. U-Haul shall make and execute, or supervise and have control over the making and executing of all decisions concerning the maintenance, repair, and landscaping of the Property. U-Haul shall, on behalf of Owner, negotiate and contract for and supervise the installation of all capital improvements related to the Property; provided, however, that U-Haul agrees to secure the prior written approval of Owner on all such expenditures in excess of $5,000.00 for any one item, except monthly or recurring operating charges and/or emergency repairs if in the opinion of U-Haul such emergency-related expenditures are necessary to protect the Property from damage or to maintain services to the tenants as called for in their respective leases.

         (d) PERSONNEL. U-Haul shall select all vendors, suppliers, contractors, subcontractors and employees with respect to the Property and shall hire, discharge and supervise all labor and employees required for the operation and maintenance of the Property. Any employees so hired shall be employees of U-Haul, and shall be carried on the payroll of U-Haul. Employees may include, but will not be limited to, on-site resident managers, on-site assistant managers, and relief managers located, rendering services, or performing activities on the Property in connection with its operation and management. The cost of employing such persons shall not exceed prevailing rates for comparable persons performing the same or similar services with respect to real estate similar to the Property.

         (e) AGREEMENTS. U-Haul shall negotiate and execute on behalf of Owner such agreements which U-Haul deems necessary or advisable for the furnishing of utilities, services, concessions and supplies, for the maintenance, repair and operation of the Property and such other agreements which may benefit the Property or be incidental to the matters for which U-Haul is responsible hereunder.

         (f) OTHER DECISIONS. U-Haul shall make all decisions in connection with the daily operation of the Property.

         (g) REGULATIONS AND PERMITS. U-Haul shall comply in all material respects with any statute, ordinance, law, rule, regulation or order of any governmental or regulatory body, having jurisdiction over the Property, respecting the use of the Property or the maintenance or operation thereof. U-Haul shall apply for and attempt to obtain and maintain, on behalf of Owner, all licenses and permits required or advisable (in the sole judgment of U-Haul) in connection with the management and operation of the Property.

         (h) RECORDS AND REPORTS OF DISBURSEMENTS AND COLLECTIONS. U-Haul shall establish, supervise, direct and maintain the operation of a system of record keeping and bookkeeping with respect to all receipts and disbursements in connection with the management and operation of the Property. The books, records and accounts shall be maintained at the U-Haul office or at such other location as U-Haul shall determine, and shall be available and open to examination and audit quarterly by Owner, its representatives, any mortgagee of the Property, and such mortgagee's representative. On or before thirty (30) days after the close of each quarter, U-Haul shall cause to be prepared and delivered to Owner, a monthly statement of receipts, expenses and charges, together with a statement of the disbursements made by U-Haul during such period on Owner's behalf.

         (i) [Reserved].

         (j) COLLECTION. U-Haul shall be responsible for the billing and collection of all accounts receivable and for payment of all accounts payable with respect to the Property and shall be responsible for establishing policies and procedures to minimize the amount of bad debts.


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
         (k) LEGAL ACTIONS. U-Haul shall cause to be instituted, on behalf and in the name of Owner, any and all legal actions or proceedings U-Haul deems necessary or advisable to collect charges, rent or other income due to Owner with respect to the Property and to oust or dispossess tenants or other persons unlawfully in possession under any lease, license concession agreement or otherwise, and to collect damages for breach thereof or default thereunder by such tenant, licensee, concessionaire or occupant.

         (l) INSURANCE. U-Haul shall use its best efforts to assure that there is obtained and maintained in force, fire, comprehensive liability and other insurance policies in amounts generally carried with respect to similar facilities. U-Haul may in its discretion obtain employee theft or similar insurance in amounts and with such deductibles as U-Haul deems appropriate. U-Haul shall promptly provide Owner with such certificates of insurance as Owner may reasonably request in writing, evidencing such insurance coverage.

         (m) TAXES. During the term of this Agreement, U-Haul shall pay from Owner's funds, prior to delinquency, all real estate taxes, personal property taxes, and all other taxes assessed to, or levied upon, the Property. If required by the holder of any note secured by the Property, U-Haul will set aside, from Owner's funds, a reserve from each month's rent and other income collected, in an amount required by said holder for purposes of payment of real property taxes.

         (n) [RESERVED].

         (o) LIMITATIONS ON U-HAUL AUTHORITY. Notwithstanding anything to the contrary set forth in this Section 2, U-Haul shall not, without obtaining the prior written consent of Owner, (i) rent storage space in the Property by written lease or agreement for a stated term in excess of one year, (ii) alter the building or other structures of the Property in any material manner; (iii) make any other agreements which exceed a term of one year and are not terminable on thirty day's notice at the will of Owner, without penalty, payment or surcharge; (iv) act in violation of any law; or (v) act in violation of any duty or responsibility of Owner under any mortgage loan secured by the Property.

         (p) SHARED EXPENSES. Owner acknowledges that certain economies may be achieved with respect to certain expenses to be incurred by U-Haul on behalf of Owner hereunder if materials, supplies, insurance or services are purchased by U-Haul in quantity for use not only in connection with the Property but in connection with other properties owned or managed by U-Haul or its affiliates. U-Haul shall have the right to purchase such materials, supplies, insurance and/or services in its own name and charge Owner a pro rata allocable share of the cost of the foregoing; provided, however, that the pro rata cost of such purchase to Owner shall not result in expenses greater than would otherwise be incurred at competitive prices and terms available in the area where the

Property is located; and provided further, U-Haul shall give Owner access to records so Owner may review any such expenses incurred.

         (q) DEPOSIT OF GROSS REVENUES. All Gross Revenues (as hereinafter defined) shall be deposited into a bank account maintained by U-Haul (or its parent company) as for the benefit of the Owner. To the extent that the Gross Revenues are deposited into a collective account maintained by U-Haul (or its parent company) for the benefit of multiple property owners, U-Haul (or its parent company) shall reconcile such account daily and maintain such records as shall clearly identify each day the respective interest of each owner in such collective account. Gross Revenues of the Owner shall be applied first to the repayment of Owner's senior debt with respect to the Property, and then to U-Haul in reimbursement of expenses and for management fees as provided under
Section 4 below.

3. Duties of Owner.

         Owner hereby agrees to cooperate with U-Haul in the performance of U-Haul's duties under this Agreement and to that end, upon the request of U-Haul, to provide, at such rental charges, if any, as are deemed appropriate, reasonable office space for U-Haul employees on the premises of the Property and to give U-Haul access to all files, books and records of Owner relevant to the Property. Owner shall not unreasonably withhold or delay any consent or authorization to U-Haul required or appropriate under this Agreement.

4. Compensation of U-Haul.

         (a) MANAGEMENT FEE. Owner shall pay to U-Haul as the full amount due for the services herein provided a fee (the "Management Fee") equal to six percent (6%) of the "Gross Revenue" derived from or connected with the Property so managed by U-Haul hereunder. The term "Gross Revenue" shall mean all receipts (excluding security deposits unless and until Owner recognizes the same as income) of Owner (whether or not received by U-Haul on behalf or for the account of Owner) arising from the operation of the Property, including without limitation, rental payments of lessees of space in the Property, vending machine or concessionaire revenues, maintenance charges, if any, paid by the tenants of the Property in addition to basic rent, parking fees, if any, and all monies whether or not otherwise described herein paid for the use of the Property. "Gross Revenue" shall be determined on a cash basis. The Management Fee shall be paid promptly at the end of each calendar quarter and shall be calculated on the basis of the "Gross Revenue" of such preceding quarter. The Management Fee shall be paid to each U-Haul property manager herein identified based on the Gross Revenue of each respective Property for which such property manager is responsible as set forth on Exhibit A hereto. Each property manager agrees that its monthly Management Fee shall be subordinate to that month's principal balance and interest payment on any first lien position mortgage loan on the Property.

         It is understood and agreed that the Management Fee will not be reduced by the cost to Owner of those employees and independent contractors engaged by or for Owner, including but not limited to the categories of personnel specifically referred to in Section 2(d). Except as provided in this Section 4, it is further understood and agreed that U-Haul shall not be entitled to additional compensation of any kind in connection with the performance by it of its duties under this Agreement.

         (b) REIMBURSEMENT OF EXPENSES. In addition to the Management Fee described above, U-Haul shall be entitled to reimbursement from Owner, on a quarterly basis, for all out-of-pocket expenses incurred by U-Haul hereunder in connection with the management and operation of the Property, including, without limitation, taxes, insurance, operational expenses, overhead, litigation and dispute resolution related expenses, capital improvement expenses, and costs of sales.

5. Use of Trademarks, Service Marks and Related Items.

         Owner acknowledges the significant value of the "U-Haul" name in the operations of Owner's property and it is therefore understood and agreed that the name, trademark and service mark, "U-Haul", and related marks, slogans, caricatures, designs and other trade or service items shall be utilized for the non-exclusive benefit of Owner in the rental and operation of the Property, and in comparable operations elsewhere. It is further understood and agreed that this name and all such marks, slogans, caricatures, designs and other trade or service items shall remain and be at all times the property of U-Haul and its affiliates, and that, except during the term hereof and as expressly provided herein, Owner shall have no right whatsoever therein. Owner agrees that during the term of this agreement the sign faces at the property will have the name "U-Haul." The U-Haul sign faces will be paid for by Owner. Upon termination of this agreement at any time for any reason, all such use by and for the benefit of Owner of any such name, mark, slogan, caricature, design or other trade or service item in connection with the Property shall, in any event, be terminated and any signs bearing any of the foregoing shall be removed from view and no longer used by Owner. In addition, upon termination of this Agreement at any time for any reason, Owner shall not enter into any new leases of Property using the U-Haul lease form or use other forms prepared by U-Haul. It is understood and agreed that U-Haul will use and shall be unrestricted in its use of such name, mark, slogan, caricature, design or other trade or service item in the management and operation of other storage facilities both during and after the expiration or termination of the term of this Agreement.

6. Termination.


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
         Owner or U-Haul may terminate this Agreement with or without cause by giving not less than thirty days' written notice to the other party pursuant to
Section 11 hereof. In addition, if Owner fails to pay U-Haul any amounts owed under this Agreement when due, U-Haul may terminate this Agreement by giving Owner not less than ten days written notice pursuant to Section 11 hereof. Notwithstanding the foregoing, however, U-Haul shall not resign as property manager of the Property until a nationally recognized and reputable successor property manager is available and prepared to assume property management responsibilities with respect to the Property in question Upon termination of this Agreement, U-Haul shall promptly return to Owner all monies, books, records and other materials held by U-Haul for or on behalf of Owner. In addition, if U-Haul has contracted to advertise the Property in the Yellow Pages, Owner shall, at the option of U-Haul, continue to be responsible for the cost of such advertisement and shall either (i) pay U-Haul the remaining amount due under such contract in a lump sum; or (ii) pay U-Haul monthly for the amount due under such contract.

7. Indemnification.

         U-Haul hereby agrees to indemnify and hold Owner, all persons and companies affiliated with Owner, and all officers, shareholders, directors, employees and agents of Owner and of any affiliated companies or persons (collectively, the "Indemnified Persons") harmless from any and all costs, expenses, attorneys' fees, suits, liabilities, judgments, damages, and claims in connection with the management of the Property and operations thereon (including the loss of use thereof following any damage, injury or destruction), arising from any cause or matter whatsoever except to the extent attributable to the willful misconduct or gross negligence on the part of the Indemnified Persons.

8. Assignment.

         This Agreement may be assigned by Owner in connection with any mortgage loan on the Property, whether pursuant to a conditional or unconditional, absolute assignment. U-Haul shall have the right to assign this Agreement to an affiliate or a wholly or majority owned subsidiary; provided, however, any such assignee must assume all obligations of U-Haul hereunder, Owner's rights hereunder will be enforceable against any such assignee and U-Haul shall not be released from its liabilities hereunder unless Owner shall expressly agree thereto in writing.

9. Headings.

         The headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

10. Governing Law.


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
         The validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties shall be governed by the internal laws of the State of Arizona.

11. Notices.

         Any notice required or permitted herein shall be in writing and shall be personally delivered or mailed first class postage prepaid or delivered by an overnight delivery service to the respective addresses of the parties set forth below their signatures on the signature page thereof, or to such other address as any party may give to the other in writing. Any notice required by this Agreement will be deemed to have been given when personally served or one day after delivery to an overnight delivery service or five days after deposit in the first class mail.

12. Severability.

         Should any term or provision hereof be deemed invalid, void or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject term or provision is deemed to be invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications.


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
13. Successors.

         This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their permitted assigns and successors in interest.

14. Attorneys' Fees.

         If it shall become necessary for any party hereto to engage attorneys to institute legal action for the purpose of enforcing their respective rights hereunder or for the purpose of defending legal action brought by the other party hereto, the party or parties prevailing in such litigation shall be entitled to receive all costs, expenses and fees (including reasonable attorneys' fees) incurred by it in such litigation (including appeals).

15. Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Scope of Property Manager Responsibility.

         The duties, obligations and liability of each property manager identified herein shall extend only so far as to relate to the Property for which such property manager is managing located in the domicile state of such property manager, as more specifically described on Exhibit A hereto, and no individual property manager hereunder shall be liable for the acts or omissions of any other property manager hereunder. Each property manager shall use its best efforts to assist Owner in fulfilling Owner's obligations arising under any loan to Owner that is secured by the Property, including but not limited to preparing and providing financial and accounting reports, and maintaining the Property. Each property manager agrees that it will perform its obligations hereunder according to reasonable industry standards, in good faith, and in a commercially reasonable manner. U-Haul agrees that, in discharging its duties hereunder, it will not have any relationship with any of its affiliates that would be less favorable to Owner than would reasonably be available in a transaction with an unaffiliated party.

[Rest of page intentionally left blank]


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
                  IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first above written.

"Owner"

Twenty-Four SAC Self-Storage Limited Partnership, a Nevada limited partnership

         Twenty-Four SAC Self-Storage GP Corporation,
         Its General Partner

                  By:
                      -------------------------------------
                           Mark V. Shoen, President



[Signature of U-Haul on next page]

"U-Haul"

                                    Exhibit A

                         List of Properties and Managers

                                           U-Haul Co. of California



                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of Colorado



                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of Florida

                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of Maryland, Inc.



                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of Massachusetts, Inc.



                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of Nebraska



                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of Nevada, Inc.



                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of  New Hampshire, Inc.



                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of  New York, Inc.



                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of  South Carolina, Inc.




                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of  Tennessee



                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of  Texas

                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of  Utah, Inc.



                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of  Virginia



                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of  Washington



                                           -------------------------------------
                                           Gary V. Klinefelter

                                           U-Haul Co. of  Wisconsin, Inc.



                                           -------------------------------------
                                           Gary V. Klinefelter





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
                                   EXHIBIT `A'
                               LIST OF PROPERTIES

   U-HAUL
   NUMBER        PROPERTY NAME       PROPERTY ADDRESS                 CITY       STATE        ZIP
   ------    --------------------  --------------------       ------------------ -----       -----
   706081    U-HAUL CTR OF CARSON    1498 EAST WILLIAMS             CARSON CITY    NV        89701

   715075      U-HAUL WESTMINSTER  7422 GARDEN GROVE BV             WESTMINSTER    CA        92683

   717081     U-HAUL CTR OF POWAY        13210 POWAY RD                   POWAY    CA        92064

   720058     U-HAUL CT BOUNTIFUL       2150 S 500 WEST               BOUNTIFUL    UT        84010

   701065     U-HAUL WEST SEATTLE      6343 35TH AVE SW                 SEATTLE    WA        98126

   730063        U-HAUL 48 & VINE     740 N 48TH STREET                 LINCOLN    NE        68504

   740068     U-HAUL CTR KELL HWY        2817 KELL BLVD           WICHITA FALLS    TX        76308

   803064       U-HAUL OF YONKERS   155 SAW MILL RVR RD                 YONKERS    NY        10701

   778056     U-HAUL CT BEAL PKWY    631 N BEAL PARKWAY       FORT WALTON BEACH    FL        32548

   750083     U-HAUL OF CAPITAL D      505 E CAPITAL DR               MILWAUKEE    WI        53212

   770082     U-HAUL CT NORTHGATE     9178 COLERAIN AVE              CINCINNATI    OH        45239

   774062      U-HAUL HIXSON PIKE      4001 HIXSON PIKE             CHATTANOOGA    TN        37415

   835046           U-HAUL CENTER
                         MESQUITE      2349 EAST HWY 80                MESQUITE    TX        75150

   783058       U-HAUL DORCHESTER   4788 DORCHESTER AVE              CHARLESTON    SC        29405

   883069          U-HAUL STORAGE          5400 OAKLAWN
                     OAKLAWN BLVD             BOULEVARD           PRINCE GEORGE    VA        23875

   790055      U-HAUL DAN WEBSTER   288 DAN WEBSTER HWY
                                      SOUTH                              NASHUA    NH        3060

   818072      U-HAUL RANDOLPH RD  12025 PARKLAWN DRIVE               ROCKVILLE    MD        20852

   824020           U-HAUL CENTER
                          AIRPORT   2902 HERSHBERGER RD                 ROANOKE    VA        24017

   834024         U-HAUL CENTER S
                          FEDERAL        2322 S FEDERAL            DENVER SOUTH    CO        80219


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